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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12
Bruker AXS Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BRUKER AXS INC.
5465 East Cheryl Parkway
Madison, WI 53711
(608) 276-3000

Dear Stockholder:

        On behalf of the Board of Directors and management of Bruker AXS Inc., I would like to invite you to attend our Annual Meeting of Stockholders to be held on Tuesday, May 7 at 2:00 p.m., Local Time, at the offices of Hutchins, Wheeler & Dittmar, 101 Federal Street, Boston, Massachusetts.

        Information about the meeting, including the various matters on which you as a stockholder will act, may be found in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

        Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. Please complete, sign, date and return the enclosed proxy card in the envelope provided.

        I look forward to your participation and thank you for your continued support.

                      Sincerely,

                      Martin Haase
                      President and Chief Executive Officer

BRUKER AXS INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

        The Annual Meeting of the Stockholders of Bruker AXS Inc. will be held on May 7, 2002, at 2:00 p.m., Local Time, at the offices of Hutchins, Wheeler & Dittmar, 101 Federal Street, Boston, Massachusetts, for the following purposes:

  1.
  To elect two Class II Directors to hold office until the 2005 Annual Meeting of Stockholders.

  2.
  To consider and act upon a proposal to amend the Bruker AXS 2000 Stock Option Plan to increase the number of shares of common stock reserved for issuance thereunder by 500,000 shares.

  3.
  To consider and act upon a proposal to amend the Bruker AXS 2000 Stock Option Plan to limit yearly option grants such that no employee shall be granted, during any calendar year, options to purchase more than 100,000 shares of common stock.

  4.
  To ratify the selection of PricewaterhouseCoopers LLP as the independent certified public auditors of Bruker AXS Inc. for fiscal year 2002.

  5.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has fixed the close of business on March 20, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                      By order of the Board of Directors

                      Martin Haase, Ph.D.
                      President and Chief Executive Officer

Madison, Wisconsin
April 5, 2002

        All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please submit your vote according to the instructions on the enclosed proxy card as promptly as possible in order to ensure your representation at the meeting. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you will not be permitted to vote in person at the meeting unless you first obtain a proxy issued in your name from the record holder.

BRUKER AXS INC.

PROXY STATEMENT

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Bruker AXS Inc. (the "Company") for use at the 2002 Annual Meeting of Stockholders to be held on May 7, 2002, at the time and place set forth in the notice of the meeting and at any adjournments thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to stockholders is April 10, 2002.

        If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor thereof. In addition, if other matters come before the meeting, the persons named in the accompanying proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgement. Any person signing the enclosed form of proxy has the power to revoke it by voting in person at the meeting or by giving written notice of revocation to the Secretary of the Company at any time before the proxy is exercised. Please note, however, that if your shares are held of record by a broker, bank or nominee and you wish to vote at the meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the record holder.

        The holders of a majority in interest of all Common Stock, par value $.01 per share ("Company's Common Stock" or "Common Stock"), issued, outstanding and entitled to vote are required to be present in person or be represented by proxy at the meeting in order to constitute a quorum for the transaction of business. Each share of Common Stock outstanding on the record date will be entitled to one vote on all matters. The two candidates for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. Each of the amendments to the Company's 2000 Stock Option Plan (the "Option Plan") and ratification of the independent auditors of the Company for the current year will require the affirmative vote of a majority of the shares of the Company's Common Stock present or represented and entitled to vote at the Annual Meeting.

        Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether that matter has been approved by the stockholders, abstentions have the same effect as negative votes for each proposal other than the election of directors. Broker non-votes are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained, but they are counted as present for purposes of determining the existence of a quorum at the Annual Meeting.

        The Company will bear the cost of the solicitation. Although it is expected that the solicitation will be primarily by mail, regular employees or representatives of the Company (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telecopier and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at the expense of the Company.

        The Company's principal executive offices are located at 5465 East Cheryl Parkway, Madison, Wisconsin 53711, and its telephone number is (608) 276-3000.

RECORD DATE AND VOTING SECURITIES

        Only stockholders of record at the close of business on March 20, 2002 are entitled to notice of and to vote at the meeting. On March 20, 2002, the Company had outstanding and entitled to vote 56,180,338 shares of Common Stock. Each outstanding share of the Company's Common Stock entitles the record holder to one vote. Votes will be tabulated by the Company's transfer agent and the inspector of elections, who will be one of the Company's employees or one of the Company's attorneys.

PROPOSAL 1
ELECTION OF DIRECTORS

        The Company's Restated Certificate of Incorporation provides that the Board of Directors shall consist of three classes of directors with overlapping three-year terms. One class of directors is to be elected each year with a term extending to the third succeeding Annual Meeting after election. Directors are assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors, each class consisting, as nearly as possible, of one-third of the total number of directors. The two directors in Class II will be elected at the 2002 Annual Meeting of Stockholders to serve for a term expiring at the 2005 Annual Meeting of Stockholders. The three directors in Class I and the three directors in Class III are serving terms expiring at the Company's Annual Meeting of Stockholders in 2004 and 2003, respectively. The Board of Directors has fixed the number of directors at eight for the coming year.

        It is proposed that each of the nominees listed below be elected to hold office until the 2005 Annual Meeting of Stockholders and until his successor is duly elected and qualified or until he sooner dies, resigns or is removed.

        Unless marked otherwise, proxies received will be voted FOR the election of each of the two nominees specified below, who currently serve as directors with terms extending to the 2002 Annual Meeting or until their successors are elected and qualified. If either such nominee for the office of director is unwilling or unable to serve as a nominee for the office of director at the time of the Annual Meeting, the proxies may be voted either (1) for a substitute nominee who shall be designated by the present Board of Directors to fill such vacancy or (2) for the other nominee only, leaving a vacancy. Alternatively, the size of the Board of Directors may be reduced so that there is no vacancy. The Board of Directors has no reason to believe that either of the nominees will be unwilling or unable to serve if elected as a director. Such persons have been nominated to serve until the 2005 Annual Meeting of Stockholders and until their successors are elected and qualified.

        Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

Nominees for Election for a Three-Year Term Expiring at the 2005 Annual Meeting

Martin Haase, Ph.D.

        Dr. Haase, 45 years old, joined Bruker AXS in October 1997 and has been the President and a Director of the Company and the Managing Director of Bruker AXS GmbH since October 1997. Dr. Haase became the Chief Executive Officer of the Company in November 2000. He also served as the Company's Treasurer from March 2000 to April 2001. Dr. Haase previously held various technical and management positions in the Siemens X-ray business. Dr. Haase has a degree in education and a Ph.D. in chemistry from the University of Göttingen.

Taylor J. Crouch

        Mr. Crouch, 42 years old, joined the Board of Directors in November 2000. Mr. Crouch has been the President, Chief Executive Officer and a Director of Variagenics, Inc., a pharmacogenomics company, since April 1999. From 1991 to April 1999, Mr. Crouch was Senior Vice President, Worldwide Marketing and Strategic Development for PAREXEL International Corporation, a contract pharmaceutical outsourcing organization. Mr. Crouch received his B.S. in chemical engineering from Princeton University and his M.B.A. in international finance and marketing from the University of Chicago.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE

Directors Continuing in Office until the 2003 Annual Meeting

Brandon D. Andries

        Mr. Andries, 37 years old, joined the Board of Directors in July 2000. Mr. Andries has been an accountant with Virchow, Krause & Company, LLP, a regional accounting and consulting firm, since 1987 and has been a partner there since May 1998. He has been a Certified Public Accountant in Wisconsin since 1990. Mr. Andries holds a B.S. in accounting from the University of Wisconsin-Madison.

Daniel S. Dross

        Mr. Dross, 43 years old, joined the Board of Directors in January 2001. Mr. Dross has been a partner of Thomas Weisel Partners Group LLC since May 1999. Prior to joining Thomas Weisel Partners, Mr. Dross was a Principal at Hicks, Muse, Tate & Furst Incorporated, a Dallas-based private equity firm, from 1991 to 1999. In addition to serving on the board of Bruker AXS, Mr. Dross serves on the board of NextMedia Group, Inc., PhaseForward Incorporated, Scheduling.com, Inc. and GeoVideo Networks, Inc. Mr. Dross received his B.A. from Dartmouth College and his M.B.A. from the Wharton School at the University of Pennsylvania.

Jay T. Flatley

        Mr. Flatley, 49 years old, joined the Board of Directors in November 2000. Mr. Flatley has been the President, Chief Executive Officer and a Director of Illumina, Inc., a developer of tools for large-scale analysis of genetic variation and function, since October 1999. Prior to joining Illumina, Mr. Flatley was co-founder, President, Chief Executive Officer and a Director of Molecular Dynamics, a life sciences company, from May 1994 to September 1999. Mr. Flatley holds a B.A. in Economics from Claremont McKenna College and a B.S. and M.S. in Industrial Engineering from Stanford University.

Directors Continuing in Office until the 2004 Annual Meeting

Tony W. Keller, Ph.D.

        Dr. Keller, 65 years old, joined the Board of Directors in October 1997. Dr. Keller has been a Managing Director of Bruker Analytik, an affiliate of Bruker AXS, since 1978 and is a director of Bruker BioSpin Corporation, an affiliate of Bruker AXS. In 1968, Dr. Keller helped establish the United States operation of Bruker BioSpin Corporation. In 1973 he became a Director of Bruker Physik AG, an affiliate of Bruker AXS. In 1989, Dr. Keller received an honorary doctorate from the Technical University of Berlin for his development of NMR Fourier transform technologies.

Richard D. Kniss

        Mr. Kniss, 61 years old, joined the Board of Directors in June 2001. Mr. Kniss was Senior Vice President and General Manager for Agilent Technologies, Chemical Analysis Group, a producer of gas and liquid chromatographs, mass spectrometers and spectrophotometers, from August 1999 until March 2001. Prior to the spin-off of Agilent from the Hewlett Packard Company, from 1995 to 1999, Mr. Kniss was Vice President and General Manager of the Chemical Analysis Group for Hewlett Packard. Mr. Kniss holds a B.S. from Brown University and an M.B.A. from Stanford University.

Frank H. Laukien, Ph.D.

        Dr. Laukien, 42 years old, has been the Chairman of the Board of Directors of Bruker AXS since October 1997 and served as the Chief Executive Officer of the Company from October 1997 to March 2000. He has also served as President and a director of Bruker BioSpin Corporation, an affiliate of Bruker AXS, since June 1997 and the Chairman of the Board of Directors, President and Chief Executive Officer of Bruker Daltonics Inc., an affiliate of Bruker AXS, since February 1991. A part-time professor of mass spectrometry at the University of Amsterdam, Dr. Laukien holds a B.S. from the Massachusetts Institute of Technology and a Ph.D. in chemical physics from Harvard University. In November 2001, he was elected an officer and Chairman-Elect of ALSSA (Analytical & Life Science Systems Association), an industry organization.

BOARD COMMITTEES AND MEETINGS

        During fiscal 2001, the Board of Directors of the Company held seven meetings and acted by written consent five times. All of the directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors during which they served as director and (2) the total number of meetings held by committees of the Board of Directors on which they served. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors does not have a Nominating Committee.

        The Audit Committee of the Board of Directors, which is comprised of Brandon D. Andries, Taylor J. Crouch and Jay T. Flatley, each of whom is a non-employee director, was formed in March 2001 and met once during the 2001 fiscal year. The Audit Committee reviews, with the Company's independent auditors, the scope and timing of the auditors' services, the auditors' report on the Company's financial statements following completion of the audit and the Company's internal accounting and financial control policies and procedures. In addition, the Audit Committee makes annual recommendations to the Board of Directors for the appointment of independent auditors for the ensuing year.

        The Compensation Committee, which is comprised of Taylor J. Crouch, Jay T. Flatley and Frank H. Laukien, acted by written consent eight times during the 2001 fiscal year. One of these written consents was effected by Dr. Laukien, acting as the sole disinterested director. The Compensation Committee reviews and evaluates the compensation and benefits of all of the Company's officers, reviews general policy matters relating to compensation and employee benefits and makes recommendations concerning these matters to the Board of Directors. The Compensation Committee also administers the Company's stock option plan.

COMPENSATION OF DIRECTORS

        During fiscal 2001, Messrs. Flatley and Crouch, two of the Company's outside directors, each received $10,000 and options to purchase 2,500 shares of Common Stock in connection with their services as members of the Board of Directors and of the audit and compensation committees of the Board of Directors. Mr. Kniss, a third outside director, received $5,000 in connection with his service as a member of the Board of Directors. Additionally, as a result of their positions as directors, Messrs. Flatley, Crouch and Kniss will each receive, at the end of each twelve month period, a non-qualified stock option covering 2,500 shares of the Company's common stock, each grant to vest in full twelve months after the date of the grant. Further, the Company has granted a non-qualified stock option to purchase 20,000 shares of the Company's common stock to each of Messrs. Flatley, Crouch and Kniss and a non-qualified stock option to purchase 3,500 shares of the Company's common stock to Mr. Andries, a fourth outside director. All directors are reimbursed for the expenses they incur in attending meetings of the board or board committees.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons owning more than 10% of the outstanding Common Stock of the Company to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Certain executive officers, directors and greater than 10% holders of Common Stock of the Company are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on copies of such forms furnished as provided above, management believes that through the date hereof all Section 16(a) filing requirements applicable to its officers, directors and owners of greater than 10% of its Common Stock were complied with.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Affiliation and Stockholders

        The Company is affiliated with Bruker Physik AG, Bruker BioSpin Corporation, Bruker Analytik GmbH, Bruker Optics Inc., Bruker Daltonics Inc., Rhena Invest AG, Techneon AG, Bruker BioSpin Inc. and their respective subsidiaries, collectively referred to as the Bruker affiliated companies, through common control at the stockholder level. The Company's five largest current stockholders, Dirk D. Laukien, Frank H. Laukien, Isolde Laukien, Joerg Laukien and Marc Laukien, are the controlling stockholders of these entities. Isolde Laukien is the mother of Dirk and Marc Laukien. Dirk, Frank, Joerg and Marc are brothers or half-brothers.

        Bruker BioSpin Corporation previously held all of the shares of Bruker AXS Inc. In June 1999, Isolde Laukien purchased 15,501,000 shares of Bruker AXS Inc. from Bruker BioSpin for $829,516, and Frank Laukien, Dirk Laukien and Marc Laukien each purchased 7,750,500 shares from Bruker BioSpin for $414,758. In November 1999, Joerg Laukien purchased 7,750,500 shares from Isolde Laukien for $414,758, resulting in the five Laukiens becoming equal stockholders of the Company. The share numbers set forth above have all been restated to reflect the stock split in March 2000. At the time of these sales, Bruker BioSpin Corporation was indirectly owned by the estate of Gunther Laukien; the beneficiaries of the estate were the five Laukiens.

        Frank H. Laukien, Ph.D., Chairman of the Bruker AXS Board of Directors, is also Chairman of the Board of Directors, President and Chief Executive Officer of Bruker Daltonics and a director and President of Bruker BioSpin Corporation, both Bruker affiliated companies. Dr. Laukien is also a director of various Bruker affiliated companies in Canada, Belgium and the Netherlands and beneficially owns directly or indirectly more than 10% of the stock of each Bruker affiliated company. Until March 31, 2000, he was also the Chief Executive Officer of Bruker AXS.

        Tony W. Keller, Ph.D., a director of Bruker AXS, is also a managing director of Bruker Analytik GmbH and Bruker Elektronik GmbH as well as a director of Bruker BioSpin Corporation, Bruker Physik and Bruker BioSpin Australia, Canada, France, Israel and Italy, all of which are Bruker affiliated companies.

Sharing Agreement

        The Company has entered into a sharing agreement with thirteen of the Bruker affiliated companies, dated as of February 28, 2000. The sharing agreement provides for the sharing of specified intellectual property rights, services, facilities and other related items among the parties to the agreement. The following description of the sharing agreement is a summary and is qualified in its entirety by the provisions of the sharing agreement, a copy of which has been filed as an exhibit to the Company's registration statement on Form S-1 (No. 333-66066).

Name

        Pursuant to the terms of the sharing agreement, Bruker Analytik and Bruker Physik have granted to the other parties to the sharing agreement a perpetual, irrevocable, non-exclusive, royalty-free, non-transferable right and license to use the name "Bruker" in connection with the conduct and operation of their respective businesses, provided that the parties do not materially interfere with any other party's use of the name, do not take any action which would materially detract from the goodwill associated with the name and do not take any action which would cause a lien to be placed on the name or the parties' license rights. Until February 28, 2010, this license may become null and void with respect to a party if that party files, or has filed against it, a petition in bankruptcy, fails to comply with the relevant terms of the sharing agreement or suffers a major loss of its reputation in its industry or the marketplace.

Intellectual property

        The parties to the sharing agreement also may share technology and other intellectual property rights, as they existed on or prior to February 28, 2000, subject to the terms of the sharing agreement. In addition, under the sharing agreement each party, including the Company, has agreed to negotiate with any other party who wishes to obtain an agreement permitting such party to make a broader use of the first party's intellectual property that was in effect on or prior to February 28, 2000. However, no party has any obligation to enter into these agreements. The Company does not currently share any intellectual property pursuant to the sharing agreement or any sub-sharing agreements.

Distribution

        In various countries, including Belgium, Netherlands, Russia, Singapore, Spain and Thailand, the Company shares in the worldwide distribution network of Bruker affiliated companies. In 2001, less than 10% of the Company's sales will be booked through affiliated international Bruker sales offices. The sharing agreement provides for the use of common distribution channels by the parties to the agreement. The terms and conditions of sale and the transfer pricing for any shared distribution will be on an arm's length basis as would be utilized in typical transaction with a person or entity not a party to the agreement. The sharing agreement also states that no common sales channel may have any exclusivity in any country or geographic area and that any party may establish its own sales channel in any country or geographic area upon notice to the other parties.

Services

        The Company also shares various general and administrative expenses for items including umbrella insurance policies, accounting services and leases with various affiliates. These services are charged among the Company and the Bruker affiliated entities at arm's length conditions and pricing, according to individual Sub-Sharing Agreements.

        For the year ended December 31, 2001, Bruker BioSpin Corporation provided personnel, administrative and other services to the Company at a cost of approximately $672,000.

Purchases and sales

        The Company has entered into a research and development supply agreement with Bruker S.A. in France regarding the development and supply of a low temperature attachment for the SMART line of products. It is anticipated that Bruker S.A. will supply the jointly developed product to the Company for worldwide distribution. This is the only product supplied to the Company by Bruker affiliated companies. The Company may, from time to time, distribute the products of other Bruker affiliated companies as part of customer orders.

        The Company supplies a variety of our products to Bruker affiliated companies for resale at commercially reasonable arm's length conditions and pricing. For the year ended December 31, 2001, the Company sold to its affiliates products in the amount of $5.2 million. However, these sales were primarily for resale of the Company's products by its affiliates as described above in the distribution paragraph. The Company believes that less than 10% of its future sales will be through its affiliates.

Indebtedness

        As of December 31, 2001, the Company had no long-term related party debt. At December 31, 2001, the Company had a line of credit with Bruker BioSpin KK, a Bruker affiliated company, with a maximum credit amount of approximately $230,000. This line of credit has an interest rate of 1.75% and expires on August 31, 2002.

Sales of Preferred Stock

        Daniel S. Dross, a director of Bruker AXS, is a partner of Thomas Weisel Partners Group LLC, of which Thomas Weisel Capital Partners LLC and Thomas Weisel Partners LLC are each wholly owned subsidiaries. Thomas Weisel Capital Partners LLC is the general partner of Thomas Weisel Capital Partners, L.P.; TWP CEO Founders' Circle (AI), L.P.; TWP CEP Founders' Circle (QP), L.P.; Thomas Weisel Capital Partners Employees Fund, L.P. and TWP 2000 Co-Investment Fund, L.P., and the managing member of Thomas Weisel Capital Partners (Dutch) LLC, which is the general partner of Thomas Weisel Capital Partners (Dutch), L.P. and Thomas Weisel Capital Partners (Dutch II), L.P. Additionally, an officer of Thomas Weisel Capital Partners LLC is the managing partner of TWP Bruker Investors. These entities purchased, in the aggregate, 4,250,000 shares of the 5,625,000 shares of Series A convertible preferred stock in the Company's preferred stock offering in January 2001. Upon consummation of the initial public offering of the Company's Common Stock, all outstanding shares of preferred stock were converted into 6,923,077 shares of common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 20, 2002 (i) by each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) by each of the Company's directors, (iii) by each Named Executive Officer of the Company, as defined in "Summary of Executive Compensation," and (iv) by all directors and executive officers who served as directors or executive officers at March 20, 2002 as a group. Unless otherwise noted, the address of each beneficial owner is c/o Bruker AXS Inc., 5465 East Cheryl Parkway, Madison, Wisconsin 53711.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Named Executive Officers and Directors
Martin Haase(2)	26,500	*
Kline Wilkins	100	*
John Bourke(3)	51,500	*
Lieuwe Boskma	1,200	*
Frank H. Laukien c/o Bruker Daltonics Inc. 44 Manning Park Billerica, MA 01821	7,750,500	13.80%
Tony W. Keller c/o Bruker Analytik GmbH Silberstreifen 4, 76287 Rheinstetten, Germany	3,000	*
Brandon Andries(4) c/o Virchow, Krause & Company, LLP P.O. Box 7398 Madison, WI 53707	1,190	*
Taylor J. Crouch(5) c/o Variagenics, Inc. 60 Hampshire Street Cambridge, MA 02139	6,800	*
Jay T. Flatley(6) c/o Illumina, Inc. 9390 Towne Centre Drive San Diego, CA 92121	6,800	*
Daniel S. Dross(7)(8) c/o Thomas Weisel Capital Partners LLC One Montgomery Street, Suite 3700 San Francisco, CA 94104	5,230,769	9.31%
All Directors and Executive Officers as a Group(9)(10) (including the ten individuals named above)	13,083,559	23.28%
Five percent stockholders
Dirk D. Laukien(11) 2634 Crescent Ridge Drive The Woodlands, TX 77381	7,750,500	13.80%
Isolde Laukien 8 Brigham Road Lexington, MA 02713	7,750,500	13.80%
Joerg C. Laukien Uhlandstrasse 10 D-76275 Ettlingen-Bruchhausen, Germany	7,750,500	13.80%

Marc M. Laukien 8 Crest View Road Bedford, MA 01730	7,750,500	13.80%
Entities affiliated with Thomas Weisel Capital Partners LLC(8) One Montgomery Street, Suite 3700 San Francisco, CA 94104	5,230,769	9.31%

*
Less than one percent

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable, or become exercisable within 60 days from the date hereof, are deemed outstanding. However, such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person. Percentage ownership is based on 56,180,338 shares of Common Stock outstanding as of March 20, 2002.

(2)
Includes options to purchase 25,000 shares of Common Stock that are currently exercisable or become exercisable within 60 days of the date hereof.

(3)
Includes options to purchase 50,000 shares of Common Stock that are currently exercisable or become exercisable within 60 days of the date hereof.

(4)
Includes options to purchase 1,190 shares of Common Stock that are currently exercisable or become exercisable within 60 days of the date hereof.

(5)
Includes options to purchase 6,800 shares of Common Stock that are currently exercisable or become exercisable within 60 days of the date hereof.

(6)
Includes options to purchase 6,800 shares of Common Stock that are currently exercisable or become exercisable within 60 days of the date hereof.

(7)
Mr. Dross, one of the Company's directors, is a partner in Thomas Weisel Partners Group LLC, of which Thomas Weisel Capital Partners LLC and Thomas Weisel Partners LLC are each wholly owned subsidiaries. Mr. Dross disclaims beneficial ownership of the shares held by the entities affiliated with Thomas Weisel Capital Partners LLC except to the extent of his proportionate interest in Thomas Weisel Partners Group LLC.

(8)
Includes 4,423,796 shares held by Thomas Weisel Capital Partners, L.P., 373,415 shares held by TWP CEO Founders' Circle (QP), L.P., 102,207 shares held by TWP CEO Founders' Circle (AI), L.P., 103,495 shares held by Thomas Weisel Capital Partners (Dutch), L.P., 103,495 shares held by Thomas Weisel Capital Partners (Dutch II), L.P., 40,257 shares held by Thomas Weisel Capital Partners Employee Fund, L.P., 66,873 shares held by TWP 2000 Co-Investment Fund, L.P. and 17,231 shares held by TWP Bruker Investors. Thomas Weisel Capital Partners LLC is the general partner or the managing member of the general partner of each of these entities, except TWP Bruker Investors. An officer of Thomas Weisel Capital Partners LLC is the managing partner of TWP Bruker Investors. As such, Thomas Weisel Capital Partners LLC may be deemed to exercise voting and investment power over the shares held by all of these entities.

(9)
As of March 20, 2002, Roger Durst and Richard D. Kniss were not beneficial owners of the Company's common stock.

(10)
Includes 5,200 shares of Common Stock beneficially owned by six additional officers.

(11)
Includes 10,000 shares of Common Stock held by the Dirk D. Laukien Trust for Leah Laukien, dated June 1, 2000.

SUMMARY OF EXECUTIVE COMPENSATION

        The following table sets forth the annual and long-term compensation for the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company at December 31, 2001 (the "Named Executive Officers"), for services rendered in all capacities to the Company during each of the past three fiscal years.

Summary Compensation Table

	Annual Compensation		Long Term Compensation
Name and Principal Position				Securities Underlying Options(#)	All Other Compensation
	Year	Salary	Bonus(1)
Martin Haase	2001	$101,102	$101,228	150,000	—
Chief Executive Officer and	2000	$86,954	$43,894	50,000	—
President(3)	1999	$89,928	$60,274	—	—
John Bourke	2001	$95,192	—	100,000	$54,347	(2)(5)
Chief Financial Officer(4)	2000	—	—	—	—
	1999	—	—	—	—
Kline Wilkins	2001	$159,088	$300	20,000	$4,773	(2)
Senior Vice President of	2000	$153,476	$1,200	12,500	$4,661	(2)
Operations	1999	$149,712	$3,000	—	$4,581	(2)
Roger Durst	2001	$101,029	$15,300	40,000	$3,181	(2)
Vice President of Engineering	2000	$92,543	$10,000	12,500	$3,076	(2)
and Research and Development	1999	$80,331	$11,750	—	$2,762	(2)
Lieuwe Boskma	2001	$101,108	$30,000	50,000	—
Managing Director, Bruker Nonius	2000	—	—	—	—
B.V., Vice President of	1999	—	—	—	—
Crystallography Solutions(6)

(1)
Includes commissions paid.

(2)
Includes amounts contributed for the benefit of the named executive under the Company's defined contribution retirement plan.

(3)
Amounts paid in Deutsche Marks (1999 and 2000) or Euro (2001) and converted to United States dollars based on the average conversion rates for the respective years.

(4)
Mr. Bourke commenced employment with Bruker AXS in May 2001. Accordingly, information presented for 2001 represents compensation for a partial year.

(5)
Amounts include a moving expense reimbursement of $50,000.

(6)
Amounts paid in Netherlands Guilders and converted to United States dollars based on the average conversion rate for 2001. Mr. Boskma commenced employment with Bruker AXS in April 2001 in connection with the acquisition of Nonius. Accordingly, information presented for 2001 represents compensation for a partial year.

Grants of Stock Options

        The following table sets forth certain information with respect to individual grants of stock options to the Named Executive Officers during the fiscal year ended December 31, 2001.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in 2001
Name			Exercise Price	Expiration Date
					5%	10%
Martin Haase	50,000	5.2%	$4.00	March 15, 2011	$125,779	$318,748
	50,000	5.2%	$6.00	August 6, 2011	$188,668	$478,123
	50,000	5.2%	$6.50	December 14, 2011	$204,391	$517,966
John Bourke	100,000	10.3%	$5.00	July 5, 2011(2)	$314,447	$796,871
Kline Wilkins	20,000	2.1%	$4.00	March 15, 2011	$50,312	$127,499
Roger Durst	20,000	2.1%	$4.00	March 15, 2011	$50,312	$127,499
	20,000	2.1%	$6.52	December 17, 2011	$82,008	$207,824
Lieuwe Boskma	30,000	3.1%	$5.00	March 15, 2011	$94,334	$239,061
	20,000	2.1%	$6.52	December 17, 2011	$82,008	$207,824

(1)
Potential gains are net of exercise price but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, the timing of such exercises and the option holder's continued employment through the vesting period. The amounts reflected in this table may not accurately reflect or predict the actual value of the stock options.

(2)
Upon Mr. Bourke's departure from the Company in May 2002, 50,000 of these options will automatically terminate and the remaining 50,000 options will vest and become exercisable for a short period of time. The potential realizable value set forth herein does not account for Mr. Bourke's departure.

Stock Option Exercises and December 31, 2001 Stock Option Values

        Set forth in the table below is information concerning the value of stock options held at December 31, 2001 by the Named Executive Officers of the Company.

Aggregate Option Exercises in Last Fiscal
Year and Option values as at December 31, 2001

			Number of Securities Underlying Unexercised Options at December 31, 2001
					Value of Unexercised In-the-Money Options at December 31, 2001(1)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Martin Haase	0	$0	0	200,000	$0	$395,000
John Bourke	0	$0	0	100,000	$0	$154,000
Kline Wilkins	0	$0	0	32,500	$0	$110,550
Roger Durst	0	$0	0	52,500	$0	$110,950
Lieuwe Boskma	0	$0	0	50,000	$0	$46,600

(1)
The amounts set forth represent the difference, if positive, between the fair market value of the Common Stock underlying the options at December 31, 2001 ($6.54 per share) and the exercise price of the options, multiplied by the applicable number of options.

Defined Benefit Plan

        The Company's subsidiary, Bruker AXS GmbH, sponsors a defined benefit pension plan. For each participant in the plan, benefits are based on the sum of the amount annually determined as a percentage of his or her salary, plus accrued interest at 6% per annum and are payable in four annual installments. The percentage is determined each year based on company performance, and may range from 2.5% to 7.5% for management employees and from 1.375% to 4.125% for other employees. Currently, Martin Haase is the only Named Executive Officer with any accrued benefit under this plan. The estimated amount of each annual installment payable to Dr. Haase under this plan upon retirement at age 60 is $83,250.

Employment Contracts

        The Company has entered into a Managing Director Contract ("Geschäftsführer-Vertrag") with Martin Haase, the Company's President and Chief Executive Officer, effective July 1, 2000. The agreement with Dr. Haase provides for an unlimited employment term, an agreed-upon annual base salary and eligibility for an annual cash bonus that is tied to business performance. The agreement provides that, for twelve months following termination of his employment, Dr. Haase will not compete with the Company in the analytical X-ray field. On August 6, 2001, the compensation committee agreed to modify the provisions of this agreement relating to Dr. Haase's annual base salary by increasing the salary to 250,000 DM, or $114,000 at the current exchange rate, per year effective September 1, 2001.

        In November 2001, the Company's Chief Financial Officer informed the Company of his intention to leave the Company for personal reasons. He has agreed to remain with the Company until May 2002. In connection with his departure and as an incentive for him to remain with the Company until May 2002, he will receive $150,000, payable in three quarterly installments of $50,000 each, beginning on July 1, 2002 as well as accelerated vesting of options to purchase 50,000 shares of the Company's common stock. These options will vest on May 8, 2002.

        The Company does not currently have an employment agreement with any other executive officer.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

        The compensation committee of the Board of Directors is comprised of Mr. Crouch, Mr. Flatley and Dr. Laukien. Dr. Laukien is also chairman of the Board of Directors, president and chief executive officer of Bruker Daltonics and director and president of Bruker BioSpin Corporation, both Bruker affiliated companies. See "Certain Relationships and Related Transactions."

        As disclosed in "Compensation of Directors" above, the Company has granted two members of the compensation committee options to purchase up to 20,000 shares of common stock each, at exercise prices of $4.50 per share, and options to purchase up to 2,500 shares of common stock each, at exercise prices of $7.00 per share, under the Option Plan.

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION (1)

Overview

        The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors, currently consisting of Taylor J. Crouch, Jay T. Flatley and Frank H. Laukien. All members of the Compensation Committee are non-employee directors. The Committee administers the Company's stock option plan, makes annual recommendations to the full Board of Directors regarding the chief executive officer's salary, bonus, and equity-based compensation and oversees the executive compensation program for the Company's other executive officers.

Compensation Philosophy

        The Company's compensation policies for executive officers are based on the belief that the interests of executives should be closely aligned with those of the Company's stockholders. The compensation policies are designed to achieve the following objectives:

  •
  Offer compensation opportunities that attract highly qualified executives, reward exceptional initiative and achievement and retain the leadership and skills necessary to build long-term stockholder value.
  •
  Maintain a significant portion of executives' total compensation at risk, tied to both the annual and long-term financial performance of the Company and the creation of stockholder value.
  •
  Further the Company's short and long-term strategic goals and values by aligning compensation with business objectives and individual performance.

Executive Compensation

        Compensation of executive officers other than the chief executive officer is generally determined by the chief executive officer and is subject to review by the Committee. In some cases, an executive officer's compensation is determined by the Committee, based on the recommendation of the chief executive officer. Compensation for executive officers is comprised of base salary, annual cash bonuses and stock options granted from time to time.

        Base salary.    Annual determinations of base salaries are made based in part on the competitive pay practices of companies in the same industry of similar size and market capitalization, the skills, performance level and contribution to the business of the individual executives and the needs of the Company.

        Annual cash incentive awards.    The Company's executive officers are eligible to receive annual cash bonus awards designed to motivate executives to attain short-term and longer-term corporate and individual management goals. Award levels vary depending upon the achievement of performance criteria established by the chief executive officer. The bonus criteria for each executive officer are tailored to the achievement of financial and operational goals specifically developed for that officer's area or responsibility, as well as overall corporate performance and the attainment of other individual objectives. Consequently, there is a direct link between the compensation of the executive officers and the Company's performance.

        Long-term incentives.    The Committee believes that stock options are an excellent vehicle for compensating its officers and employees. The Company provides long-term incentives through its stock option plan, a purpose of which is to create a direct link between executive compensation and increases in stockholder value. Stock options are granted at fair market value and vest in installments, generally over five years. When considering option awards for an executive officer, the Committee reviews the executive's current contribution to Company performance, the anticipated contribution to meeting the Company's long-term strategic performance goals and industry practices and norms. Long-term incentives granted in prior years and existing levels of stock ownership are also taken into consideration. Because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of the Company's Common Stock, this portion of the executive's compensation is directly aligned with an increase in stockholder value.

Chief Executive Compensation

        The chief executive officer's compensation is comprised of base salary, annual cash incentive awards and stock option grants.

        In determining the base salary paid to Dr. Haase for the year ended December 31, 2001, the Committee considered his level of responsibility, salary increases awarded to him in the past, his experience, his potential and compensation programs of other companies of similar size and characteristics. Effective September 1, 2001, the Committee recommended an increase in Dr. Haase's base salary based in part upon his role in the Company's very successful acquisition of Nonius. Dr. Haase's base compensation increased 16.27%, from $86,954 during the fiscal year ended December 31, 2000 to $101,102 during the fiscal year ended December 31, 2001. These amounts were paid in Deutsche Marks and Euro, respectively, and were converted to U.S. dollars for purposes of this proxy statement based on the average conversion rates for the respective years.

        The annual cash bonus and stock option grants to Dr. Haase for the fiscal year ended December 31, 2001 reflect the achievement of predetermined targets based on the Company's revenue, pre-tax income, and certain non-financial goals, including the successful completion of the Company's initial public offering. Dr. Haase's cash bonus for the fiscal year ended December 31, 2001 was $101,228. This bonus was paid in Euro and converted to U.S. dollars for purposes of this proxy statement based on the average conversation rate for 2001. During fiscal 2001, Dr. Haase was granted options to purchase 150,000 shares of Common Stock at an exercise price equal to the fair market value of the Company's Common Stock on the date of each grant.

Section 162(m) Limitation

        Section 162(m) of the U.S. Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1,000,000 paid to the Chief Executive Officer and any other of its four most highly compensated executive officers. However, compensation which qualifies as "performance-based" is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by stockholders.

        The Compensation Committee does not presently expect total cash compensation payable for salaries to exceed the $1,000,000 limit for any individual executive. Having considered the requirements of Section 162(m), the Compensation Committee believes that stock option grants to date meet the requirement that such grants be "performance-based" and are, therefore, exempt from the limitations on deductibility. The Compensation Committee will continue to monitor the compensation levels potentially payable under the Company's cash compensation programs, but intends to retain the flexibility necessary to provide total cash compensation in line with competitive practice, the Company's compensation philosophy and the Company's best interests.

                      COMPENSATION COMMITTEE
                      Taylor Crouch
                      Jay Flatley
                      Frank Laukien

(1)
The material in this report is not "soliciting material," is not deemed filed with the SEC, and the report is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PERFORMANCE GRAPH (1)

        The graph below shows the cumulative total stockholder return on the Company's common stock over the period from December 14, 2001 (the first trading day of the Company's common stock) to December 31, 2001, as compared with that of the Nasdaq Stock Market Index and the Nasdaq Stocks in the standard industry classification 38, based on an initial investment of $100 in each on December 14, 2001. Total stockholder return is measured by dividing share price change plus dividends, if any, for each period by the share price at the beginning of the respective period and assumes reinvestment of dividends. During fiscal year 2001, the Company paid no dividends. The Company's stock price performance shown in the following graph is not indicative of future stock price performance.

Comparison of Cumulative Total Returns
Performance Graph for Bruker AXS Inc.

$106
$104
$102
$100
$98
$96
102.2
100.6
99.8
12/14/01
12/31/01

Legend

Symbol	CRSP Total Returns Index for:	12/2001
——— ■	Bruker AXS Inc.	100.6
— — — ◆	Nasdaq Stock Market (US Companies)	99.8
- - - - ▲	NASDAQ Stocks (SIC 3800−3899 US Companies) Measuring instruments; photo, med & optical goods; timepieces	102.2

Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year−end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.0 on 12/14/2001.

(1)
The material in this graph is not "soliciting material," is not deemed filed with the SEC and the graph is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 2
APPROVAL OF AMENDMENT TO THE OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 500,000 SHARES

        In April 2000, the Board of Directors and stockholders approved and adopted the Company's Option Plan, authorizing the Company to issue options to purchase a total of 1,937,625 shares of Common Stock. As of December 31, 2001, options to purchase 1,673,250 shares of Common Stock were outstanding under the Stock Option Plan. On January 24, 2002, the Board of Directors determined that it was in the best interest of the Company to increase this option pool by 500,000 shares such that a total of 2,437,625 shares are reserved for issuance pursuant to the Option Plan. This total of 2,437,625 includes the 1,673,250 shares outstanding on December 31, 2001. The Board of Directors believes an increase in the option pool is necessary to continue to provide long-term incentives to attract and retain employees. The affirmative vote of a majority of the shares of the Company's Common Stock present or represented and entitled to vote at the Annual Meeting will be required to approve this amendment to the Option Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE OPTION PLAN TO INCREASE THE NUMBER SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 500,000 SHARES

PROPOSAL 3
APPROVAL OF AMENDMENT TO THE OPTION PLAN TO LIMIT YEARLY OPTION GRANTS

        As noted above, the Board of Directors and the Stockholders approved and adopted the Option Plan in April 2000. To ensure that the Option Plan complies with Section 162(m) of the Internal Revenue Code of 1986, as amended, the Board of Directors proposes to amend the Option Plan to limit yearly option grants such that no employee shall be granted, during any calendar year, options covering more than 100,000 shares of common stock.

        Section 162(m) of the Internal Revenue Code generally limits a publicly held corporation's deductions for compensation paid to its Chief Executive Officer and its next four most highly compensated officers to $1 million per year for each officer. However, performance-based compensation paid pursuant to a bonus or other plan which only pays the compensation if the covered officer attains objective performance targets set by a committee of two or more "outside directors" based upon stockholder-approved performance goals is not subject to the $1 million limit. Section 162(m) contains a special rule for stock options which provides that these awards will constitute performance-based compensation (without satisfying the generally applicable rules) if, among other things, the plan sets the maximum number of shares that can be granted to any person within a specified period. The proposed amendment is designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

        Pursuant to the amendment, the maximum number of shares of Common Stock subject to options that could be awarded under the Option Plan to any person is 100,000 per year. Although the Option plan does limit the total number of shares issuable under the plan, the Option Plan does not currently limit the number of shares issuable to any person under the plan. The Board of Directors believes that it is in the best interest of the Company to amend the Option Plan to impose such a limit and is asking you to vote for this proposal. The affirmative vote of a majority of the shares of the Company's Common Stock present or represented and entitled to vote at the Annual Meeting will be required to approve this amendment to the Option Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE COMPANY'S OPTION PLAN TO LIMIT YEARLY OPTION GRANTS

BRUKER AXS 2000 STOCK OPTION PLAN

        The following description of certain features of the Option Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Option Plan which is attached hereto as Appendix B and which incorporates the provisions of the proposed Option Plan amendments.

        General.    The Option Plan provides for the granting of incentive stock options to the Company's employees and non-qualified options, as defined in Section 422 of the Internal Revenue Code, to the Company's employees, directors, advisors and consultants. The Option Plan was adopted and approved by the directors and stockholders in April 2000. The Option Plan may be administered by the Board of Directors or by the compensation committee. Either the board or the compensation committee has the authority to take the following actions:

  (a)
  interpret and apply the Option Plan; and

  (b)
  determine the eligibility of an individual to participate in the Option Plan.

        Eligibility.    Eligible participants under the Option Plan include officers, employees, consultants, advisors and directors of the Company. Incentive stock options may only be granted to employees of the Company or any subsidiary. In determining a person's eligibility to be granted an option, and the number of shares to be granted to any person, the compensation committee takes into account, in its sole discretion, the person's position and responsibilities, the nature and value to the Company or its subsidiaries of such person's service and accomplishments, such person's present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Committee deems relevant. No option designated as an incentive stock option may be granted to any employee who owns, immediately prior to the grant of the option, stock representing more than 10% of the total combined voting power of all classes of stock of the Company or a parent or a subsidiary, unless the purchase price of the stock under the option is at least 110% of its fair market value at the time the option is granted and the option, by its terms, is not exercisable more than five years from the date it is granted.

        Terms and provisions of options.    Stock options are granted under stock option agreements which contain the vesting schedules of the stock options. Non-qualified stock options are granted with an exercise price of at least 50% of fair market value of the common stock on the date of grant, and incentive stock options are granted with an exercise price of at least 100% of the stock's fair market value on the date of grant. Vested options may be exercised in full at one time or in part from time to time in amounts of 50 shares or more. The payment of the exercise price may be made as determined by the board or committee and set forth in the option agreement, by delivery of cash or check, by tendering shares of Common Stock (provided that payment by this means will not cause the Company to recognize for financial accounting purposes a charge to earnings) or by means of a broker-assisted cashless exercise. The Company may delay the issuance of shares covered by the exercise of an option until the shares for which the option has been exercised have been registered or qualified under the applicable federal or state securities laws or until the Company's counsel has opined that the shares are exempt from the registration requirements of applicable federal or state securities laws. The term of any option granted under the Option Plan is limited to either five or ten years, depending on the nature of the option holder. Unvested options generally terminate immediately upon the termination of an option holder's employment with the Company, but in no event will unvested options terminate more than 90 days after an option holder leaves the Company's employ. Options granted under the Option Plan are not transferable other than by will or the laws of descent and distribution. The compensation committee may grant up to 20% of the shares reserved for option grants as restricted stock subject to repurchase rights rather than as stock options.

        Recapitalization; reorganization; change of control.    The Option Plan provides that proportionate adjustments shall be made to the number of authorized shares which may be granted under the Option

Plan and as to which outstanding options, or portions of outstanding options, then unexercised shall be exercisable as a result of increases or decreases in the Company's outstanding shares of common stock due to reorganization, merger, consolidation, recapitalization, stock split-up, combination of shares, or dividends payable in capital stock, such that the proportionate interest of the option holder shall be maintained as before the occurrence of such event. Upon the sale or conveyance to another entity of all or substantially all of the property and assets of the Company, including by way of a merger or consolidation or a Change in Control of the Company, as defined in the Option Plan, the Board of Directors shall have the power and the right to accelerate the exercisability of any options. Additionally, the compensation committee may, in its discretion, accelerate the exercisability of any option subject to such terms and conditions as the compensation committee deems necessary and appropriate.

        Termination or amendment.    Unless sooner terminated by the Board of Directors, the Option Plan will terminate on April 3, 2010, ten years from the date on which the Option Plan was adopted by the Board of Directors. The Board of Directors may, at any time, terminate the Option Plan. All options granted under the Option Plan shall terminate upon the dissolution or liquidation of the Company; provided, however, that each option holder (if at such time in the employ of or otherwise associated with the Company or any of its subsidiaries) shall have the right, immediately prior to such dissolution or liquidation, to exercise his or her option to the extent then exercisable. The Board of Directors may modify or amend the Option at any time but may not, however, without the approval of the stockholders increase the maximum number of shares for which options may be granted, change the designation of the class of persons eligible to receive options under the Option Plan or make any other changes to the Option Plan which require stockholder approval under applicable law or regulation.

        Tax effects of Option Plan participation.    Options granted under the Option Plan are intended to be either Incentive Stock Options ("ISO"), as defined in section 422 of the Code, or non-qualified stock options.

        Incentive Stock Options.    Except as provided below with respect to the alternative minimum tax ("AMT"), the option holder will not recognize taxable income upon the grant or exercise of an ISO. In addition, if the option holder holds the shares received pursuant to the exercise of the option for more than one year after the date of transfer of stock to the option holder upon exercise of the option and for more than two years after the option is granted (collectively, the "Required Holding Periods"), the option holder will recognize long-term capital gain or loss upon the disposition of the stock measured by the difference between the option exercise price and the amount received for such shares upon disposition. If the option holder disposes of the stock prior to the expiration of the Required Holding Periods (a "disqualifying disposition") at a price equal to or in excess of the fair market value of the stock on the date of exercise, then the option holder will recognize ordinary income in the year of the sale equal to the difference between the fair market value of the stock at the date of exercise and the exercise price. In such case, the option holder will also recognize a capital gain (long-term or short-term, depending upon the holding period of the stock) equal to the difference between the sales price and the fair market value of the stock on the date of exercise. If the option holder disposes of the stock prior to the expiration of the Required Holding Periods at a price that is less than the fair market value of the stock on the date of exercise (but greater than the exercise price), the option holder will recognize ordinary income in the year of the sale equal to the difference between the sales price and the exercise price. If the option holder disposes of the stock prior to the expiration of the Required Holding Periods at a price below the exercise price, the option holder will incur a capital loss (long-term or short-term, depending upon the holding period of the stock). In addition to regular tax consequences, an option holder may have AMT consequences when he exercises an ISO. Generally speaking, individual taxpayers are required each year to pay the greater of their regular tax liability or their AMT liability. For AMT purposes, the excess of the fair market value of the underlying stock on the date of exercise over the exercise price of the option is included in alternative minimum taxable income ("AMTI") for the year of exercise. The net amount of AMTI (after taking into account any applicable exemptions) is multiplied by the applicable AMT tax rate to determine AMT liability. If an option holder owes AMT for the year of exercise of an ISO, the optionee may be entitled to a tax credit for all or part of the excess of the amount of the option holder's AMT liability over his regular tax liability for that year. Any such credit may be applied directly against the option holder's tax liability in later years in which the option holder's regular tax liability exceeds the option holder's AMT liability, but only to the extent of such excess. Any balance of the AMT tax credit would carry forward and may be used in subsequent years subject to the limitations previously described. If the option holder engages in a disqualifying disposition of an ISO in the same calendar year as the exercise of the option, the option holder essentially avoids the effects of AMT with respect to the option. The Company will not be allowed an income tax deduction upon the grant or exercise of an ISO. Upon a disqualifying disposition of shares by the option holder acquired by exercise of the ISO, the Company generally will be allowed a deduction in an amount equal to the ordinary income recognized by the option holder.

        Non-Qualified Stock Options.    As in the case of ISOs, generally no income is recognized by the option holder on the grant of a non-qualified stock option. On the exercise by an option holder of a non-qualified stock option, the excess of the fair market value of the stock when the option is exercised over the exercise price will be (a) taxable to the option holder as ordinary income, and (b) generally deductible for income tax purposes by the Company. The option holder's tax basis in his stock will equal his cost for the stock plus the amount of ordinary income he had to recognize with respect to the non-qualified stock option. Accordingly, upon a subsequent disposition of stock acquired upon the exercise of a non-qualified stock option, the option holder will recognize short-term or long-term capital gain or loss, depending upon the holding period of the stock, equal to the difference between the amount realized upon disposition of the stock by the option holder and his basis in the stock.

        New Plan benefits.    It is not possible to state the persons who will receive options or awards under the Option Plan in the future, nor the amount of options or awards which will be granted thereunder.

        The following table sets forth certain information with respect to the Company's equity compensation plans for the fiscal year ended December 31, 2001.

Securities Authorized for Issuance under Equity Compensation Plans

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights at December 31, 2001	Weighted-average exercise price of outstanding options, warrants and rights at December 31, 2001	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) at December 31, 2001
Equity compensation plans approved by security holders	1,673,250	$3.52	264,375
Equity compensation plans not approved by security holders (1)	N/A	N/A	N/A
Total	1,673,250	$3.52	264,375

(1)
The Company does not have any equity compensation plans which have not been approved by security holders.

REPORT OF THE AUDIT COMMITTEE (1)

        The Audit Committee of the Board of Directors is comprised of three independent directors, each of whom qualifies as an "independent" director under the current listing standards of the National Association of Securities Dealers. The Audit Committee acts pursuant to a written charter, a copy of which is attached as Appendix A to this Proxy Statement.

        The Audit Committee provides general oversight of the Company's financial reporting and disclosure practices, system of internal controls, and the Company's processes for monitoring compliance by the Company with Company policies. The Audit Committee reviews with the Company's independent auditors the scope of the audit for the year, the results of the audit when completed and the independent auditor's fee for services performed. The Audit Committee also recommends independent auditors to the Board of Directors and reviews with management, and internal auditors, various matters related to its internal accounting controls. During the last fiscal year, there was one meeting of the Audit Committee.

        Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee is responsible for overseeing and monitoring the quality of the Company's accounting and auditing practices. It is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews or procedures.

        In this context, the Audit Committee reviewed and discussed the Company's audited financial statements with management and with the Company's independent auditors, PricewaterhouseCoopers LLP. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. Discussions about the Company's audited financial statements included the auditor's judgments about the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in its financial statements. The Audit Committee also discussed with the auditors other matters required by Statement on Auditing Standards, ("SAS") No. 61 "Communication with Audit Committees", as amended by SAS No. 90, "Audit Committee Communications."

        The Company's auditors provided to the Audit Committee written disclosures required by the Independence Standards Board Standard No. 1 "Independence Discussion with Audit Committees." The Audit Committee discussed with the auditors their independence from the Company, and considered the compatibility of non-audit services with the auditor's independence.

        Fees paid to the Company's independent auditors' for fiscal 2001 were comprised of the following:

  •
  Audit Fees.    PricewaterhouseCoopers LLP's fee for its audit of the Company's annual financial statements for the year ended December 31, 2001 was $196,000. This is comprised of fees for the annual audit ($136,000) and quarterly reviews ($60,000).

  •
  Financial Information Systems Design and Implementation.    PricewaterhouseCoopers LLP billed the Company a total of $0 in fees for financial information systems design and implementation in 2001.

  •
  All Other Fees.    PricewaterhouseCoopers LLP billed the Company a total of $825,000 in 2001 for all other services. This is comprised of fees for IPO-related services ($586,000), tax services ($140,000) and other services ($99,000).

        Based on the Audit Committee's discussion with management and the auditors, and the Audit Committee's review of the representations of management and the report of the auditors to the Audit Committee, the Audit Committee recommended to the Board that that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

                      AUDIT COMMITTEE
                      Brandon Andries
                      Taylor Crouch
                      Jay Flatley

(1)
The material in this report is not "soliciting material," is not deemed filed with the SEC, and the report is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 4
RATIFICATION OF INDEPENDENT PUBLIC AUDITORS

        PricewaterhouseCoopers LLP has been the Company's independent auditor since 1998 and has been selected by the Board of Directors as the Company's independent auditor for the fiscal year ending December 31, 2002. The Board of Directors is asking you to ratify and approve this selection. Although the law does not require such ratification, the Board of Directors believes that you should be given the opportunity to express your views on this matter. In the event that the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

        A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

TIME FOR SUBMISSION OF STOCKHOLDER PROPOSALS

        Stockholders interested in submitting a proposal for inclusion in the proxy materials for the Annual Meeting of Stockholders in 2003 may do so by following the procedures set forth in Rule 14a-8 of the Securities Exchange Act of 1934, as amended. To be eligible for inclusion, stockholder proposals must be received by the Company no later than December 6, 2002.

        Additionally, under the Company's by-laws, no business may be brought before an annual meeting unless it is specified in the notice of meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered notice to the Company (containing certain information specified in the by-laws) not less than 90 nor more than 120 days prior to the first anniversary of the preceding year's annual meeting.

OTHER MATTERS

        Management knows of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

10-K REPORT

        THE COMPANY WILL PROVIDE EACH BENEFICIAL OWNER OF ITS SECURITIES WITH A COPY OF AN ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S MOST RECENT FISCAL YEAR, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO LAURA FRANCIS, BRUKER AXS INC., 5465 EAST CHERYL PARKWAY, MADISON, WISCONSIN 53711. ADDITIONALLY, THE ANNUAL REPORT ON FORM 10-K IS AVAILABLE ON THE SEC'S WEBSITE AT http://www.sec.gov.

VOTING PROXIES

        The Board of Directors recommends an affirmative vote on all proposals specified. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors' recommendations.

                      By order of the Board of Directors

                      Martin Haase
                      President and Chief Executive Officer

April 5, 2002

Appendix A

CHARTER OF THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS OF BRUKER AXS INC.
AS ADOPTED BY THE BOARD OF DIRECTORS ON JUNE 12, 2000

PURPOSE OF THE COMMITTEE

        The Committee's purpose is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of the Corporation and its subsidiaries.

COMPOSITION OF THE COMMITTEE

        The Committee shall be comprised of three or more Directors as determined from time to time by resolution of the Board. The Chairman of the Committee shall be designated by the Board, provided that if the Board does not so designate a Chairman, the members of the Committee, by majority vote, may designate a Chairman. Each member of the Committee shall be qualified to serve on the Committee pursuant to the requirements of the National Association of Securities Dealers, Inc.

MEETINGS OF THE COMMITTEE

        The Committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee shall maintain minutes of its meetings and records relating to those meetings and provide copies of such minutes to the Board.

DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

        In carrying out its duties and responsibilities, the Committee's policies and procedures shall remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. While there is no "blueprint" to be followed by the Committee in carrying out its duties and responsibilities, the following shall be considered within the authority of the Committee:

(1)
Make recommendations to the Board as to the selection of the firm of independent public accountants to audit the books and accounts of the Corporation and its subsidiaries for each fiscal year;

(2)
Review and approve the Corporation's independent auditors' annual engagement letter, including the proposed fees contained therein;

(3)
Review the performance of the Corporation's independent auditors and make recommendations to the Board regarding the replacement or termination of the independent auditors when circumstances warrant;

(4)
Oversee the independence of the Corporation's independent auditors by, among other things:

(a)
requiring the independent auditors to deliver to the Committee on a periodic basis a formal written statement delineating all relationships between the independent auditors and the Corporation; and

(b)
actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may affect the objectivity and independence of the independent auditors and recommending that the Board take appropriate action to satisfy itself of the auditors' independence;

A-1

(5)
Instruct the Corporation's independent auditors that they are ultimately accountable to the Committee and the Board, and that the Committee and the Board are responsible for the selection, evaluation and termination of the Corporation's independent auditors;

(6)
Review the annual audit plan and scope of the audit with the Corporation's independent auditors;

(7)
Review with management and the independent auditors at the completion of the annual audit examination:

(a)
the Corporation's annual financial statements and related footnotes to be included in the Corporation's Annual Report to Stockholders;

(b)
the independent accountant's audit of the annual financial statements and their report thereto;

(c)
any significant changes in the independent accountant's audit plan;

(d)
any difficulties or disputes with management encountered during the course of the audit; and

(e)
other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards;

(8)
Consider and review with the independent auditors and with management the adequacy of the Corporation's system of internal controls, including information systems controls and security, as well as any related significant findings and recommendations of the independent auditors and internal auditors together with management's responses thereto;

(9)
Establish and maintain free and open means of communication between and among the Board, the Committee, the Corporation's independent auditors, the Corporation's internal auditing department and management, including providing such parties with appropriate opportunities to meet privately with the Committee;

(10)
Review and reassess annually the Committee's charter;

(11)
Prepare the report required by the rules of the SEC to be included in the Corporation's annual proxy statement;

(12)
Report regularly to the Board on its activities, as appropriate; and

(13)
Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

        While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the Corporation's audit or for determining whether the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is not the responsibility of the Committee to resolve disagreements, if any, between management and the independent auditors or to ensure that the Corporation complies with all laws and regulations and its code of conduct.

        Nothing contained in this charter is intended to, or should be construed as, creating any responsibility or liability of the members of the Committee except to the extent otherwise provided under Delaware law which shall continue to set the legal standard for the conduct of the members of the Committee.

A-2

Appendix B

BRUKER AXS INC.
AMENDED AND RESTATED
2000 STOCK OPTION PLAN

  1.
  Purpose of the Plan.

        This stock option plan (the "2000 Stock Option Plan") is intended to encourage ownership of the stock of Bruker AXS Inc. (the "Company") by management, employees, directors, consultants and advisors ("Optionees") of the Company and its subsidiaries, to induce qualified personnel to enter and remain in the employ of the Company or its subsidiaries and otherwise to provide additional incentive for Optionees to promote the success of its business.

  2.
  Stock Subject to the 2000 Stock Option Plan.

  (a)
  The total number of shares of the authorized but unissued or Treasury shares of the common stock, $.01 par value, of the Company ("Common Stock") for which options may be granted under the 2000 Stock Option Plan shall not exceed two million, four hundred and thirty-seven thousand, six hundred and twenty-five (2,437,625) of the issued and outstanding shares of Common Stock, subject to adjustment as provided in Section 12 hereof.

  (b)
  If an option granted hereunder shall expire or terminate for any reason without having vested fully or having been exercised in full, the unvested and/or unpurchased shares subject thereto shall again be available for subsequent option grants under the 2000 Stock Option Plan.

  (c)
  Stock issuable upon exercise of an option granted under the 2000 Stock Option Plan may be subject to such restrictions on transfer, repurchase rights (but not to exceed 20% of the stock issuable upon exercise of options granted under the 2000 Stock Option Plan) or other restrictions as shall be determined by the Board of Directors of the Company (the "Board").

  (d)
  Notwithstanding any other provision of this Plan to the contrary, the Compensation Committee of the Board shall have the right, in its sole discretion, to allocate and grant up to twenty percent (20%) of the Common Stock authorized to be granted as options hereunder as restricted stock to employees of the Company on such terms and conditions and pursuant to such restricted stock agreements as the Compensation Committee, in its discretion, shall deem appropriate.

  3.
  Administration of the 2000 Stock Option Plan.

        The 2000 Stock Option Plan shall be administered by the Board or a Stock Option Committee (the "Compensation Committee") consisting of two or more persons appointed to such Compensation Committee from time to time by the Board; provided, however, that (i) to the extent necessary in order to permit officers and directors of the Company to be exempt from the provisions of Section 16(b) of the 1934 Act with respect to transactions pursuant to the 2000 Stock Option Plan, each of such persons shall be a "Non-Employee Director" within the meaning of Rule 16b-3 ("Rule 16b-3") promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "1934 Act") and (ii) if such qualification is deemed necessary in order for the grant or exercise of awards made under the 2000 Stock Option Plan to qualify for any tax or other material benefit to participants of the Company under applicable regulations under Section 162(m) of the Code, each of such persons shall be an "outside director" (as defined in applicable regulations thereunder). The term "Compensation Committee" shall, for all purposes of the 2000 Stock Option Plan be deemed to refer to the Board if the Board is administering the 2000 Stock Option Plan. If the 2000 Stock Option Plan is administered by a Compensation Committee, the Compensation Committee shall from time to time select a Chairman from among its members and shall adopt such rules and regulations as it shall deem appropriate concerning the holding of meetings and the administration of the 2000 Stock Option Plan.

A majority of the entire Compensation Committee shall constitute a quorum and the actions of a majority of the members of the Compensation Committee present at a meeting at which a quorum is present, or actions approved in writing by all of the members of the Compensation Committee, shall be the actions of the Compensation Committee; provided, however, that if the Compensation Committee consists of only two members, both shall be required to constitute a quorum and to act at a meeting or to approve actions in writing. Except as otherwise expressly provided in the 2000 Stock Option Plan, the Compensation Committee shall have all powers with respect to the administration of the 2000 Stock Option Plan, including, without limitation, full power and authority to interpret the provisions of the 2000 Stock Option Plan and any option agreement grated hereunder, and to resolve all questions arising under the 2000 Stock Option Plan. All decisions of the Compensation Committee shall be conclusive and binding on all participants in the 2000 Stock Option Plan.

  4.
  Type of Options.

        Options granted pursuant to the 2000 Stock Option Plan shall be authorized by action of the Compensation Committee and may be designated as either incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified options which are not intended to meet the requirements of such Section 422 of the Code, the designation to be in the sole discretion of the Compensation Committee. The 2000 Stock Option Plan shall be administered by the Compensation Committee in such manner as to permit options granted as incentive stock options to qualify as incentive stock options under the Code. Employees of non-U.S. subsidiaries are eligible to receive non-qualified stock options.

  5.
  Eligibility.

  (a)
  As required by U.S. law, incentive stock options shall only be granted to Optionees who are employees. As a result, options designated as incentive stock options shall, subject to the limitation on amounts of more than 10% of the combined voting power of the Company as designated in Section 5(e), be granted only to employees (including officers and directors who are also employees) of the Company or any of its subsidiaries, including subsidiaries which become such after adoption of the 2000 Stock Option Plan.

  (b)
  The law permits more flexibility for the grant of non-qualified stock options. Accordingly, options designated as non-qualified options may be granted to officers, employees, consultants, advisors and directors of the Company or of any of its subsidiaries, including subsidiaries which become such after adoption of the 2000 Stock Option Plan.

  (c)
  As used herein, "subsidiary" or "subsidiaries" shall be as defined in Section 424 of the Code and the Treasury Regulations promulgated thereunder (the "Regulations").

  (d)
  The Compensation Committee shall, from time to time, at its sole discretion, select from such eligible persons those to whom options shall be granted and shall determine the number of shares to be subject to each option. In determining the eligibility of a person to be granted an option, as well as in determining the number of shares to be granted to any person, the Compensation Committee in its sole discretion shall take into account the position and responsibilities of the person being considered, the nature and value to the Company or its subsidiaries of his or her service and accomplishments, his or her present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Compensation Committee may deem relevant.

  (e)
  As required by law, no option designated as an incentive stock option shall be granted to any employee of the Company or any subsidiary if such employee owns, immediately prior to the grant of an option, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of a parent or a subsidiary, unless the purchase price for the stock under such option shall be at least 110% of its fair market value at the time such option is granted and the option, by its terms, shall not be exercisable more than five years from the date it is granted. In determining the stock ownership under this paragraph, the provisions of Section 424(d) of the Code shall be controlling.

  (f)
  In determining the fair market value under this paragraph, the provisions of Section 7 hereof shall apply.

  (g)
  Subject to the provisions of Section 12 relating to adjustments upon changes in the shares of Common Stock, no employee shall be eligible to be granted Options covering more than 100,000 shares of Common Stock during any calendar year.

  6.
  Option Agreement.

        Each option shall be evidenced by an option agreement (the "Agreement") duly executed on behalf of the Company and by the Optionee to whom such option is granted, which Agreement shall comply with and be subject to the terms and conditions of the 2000 Stock Option Plan. The Agreement may contain such other terms, provisions and conditions which are not inconsistent with the 2000 Stock Option Plan as may be determined by the Compensation Committee; provided that (a) options designated as incentive stock options shall meet all of the conditions for incentive stock options as defined in Section 422 of the Code; (b) the vesting schedule contained in the form of incentive stock option agreement approved by the Board shall not be altered by the Compensation Committee for any grant of an incentive stock option, except for individual Agreements, if any, to comply with section 5 (e) of the Plan; and (c) the vesting schedule contained in the form of non-qualified stock option agreement approved by the Board shall be the recommended vesting schedule for the grant of non-qualified stock options by the Compensation Committee but may be altered by the Compensation Committee. The date of grant of an option shall be as determined by the Compensation Committee. More than one option may be granted to an individual.

  7.
  Option Price.

        The option price or prices of shares of the Company's Common Stock for options designated as non-qualified stock options shall be as determined by the Compensation Committee, but in no event shall the option price of a non-qualified stock option be less than 50% of the fair market value of such Common Stock at the time the option is granted, as determined by the Compensation Committee. The option price or prices of shares of the Company's Common Stock for incentive stock options shall be not less than the fair market value of such Common Stock at the time the option is granted as determined by the Compensation Committee in accordance with the Regulations promulgated under Section 422 of the Code. If such shares are then listed on any national securities exchange, the fair market value shall be the mean between the high and low sales prices, if any, on the largest such exchange on the date of the grant of the option or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales prices on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2. If the shares are not then listed on any such exchange, the fair market value of such shares shall be the mean between the high and low sales prices, if any, as reported in the National Association of Securities Dealers Automated Quotation National Market ("NASDAQ/NM") for the date of the grant of the option, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2. If the shares are not then either listed on any such exchange or quoted in NASDAQ/NM, the fair market value shall be the mean between the average of the "Bid" and the average of the "Ask" prices, if any, as reported in the National Daily Quotation Service for the date of the grant of the option, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales prices on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2. If the fair market value cannot be determined under the preceding three sentences, it shall be determined in good faith by the Compensation Committee.

  8.
  Manner of Payment; Manner of Exercise.

  (a)
  Options granted under the 2000 Stock Option Plan may provide for the payment of the exercise price, as determined by the Compensation Committee and as set forth in the Option Agreement, by delivery of (i) cash or a check payable to the order of the Company in an amount equal to the exercise price of such options, (ii) shares of Common Stock of the Company owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, (iii) any combination of (i) and (ii), provided, however, that payment of the exercise price by delivery of shares of Common Stock of the Company owned by such optionee may be made only if such payment does not result in a charge to earnings for financial accounting purposes as determined by the Compensation Committee or (iv) payment may also be made by delivery of a properly executed exercise notice to the Company, together with a copy of irrevocable instruments to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate clause (iv) above, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

  (b)
  To the extent that the right to purchase shares under an option has accrued and is in effect, options may be exercised in full at one time or in part from time to time, by giving written notice, signed by the Optionee exercising the option, to the Company, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares as provided in subparagraph (a) above. Upon such exercise, delivery of a certificate for paid-up non-assessable shares shall be made at the principal office of the Company to the Optionee exercising the option at such time, during ordinary business hours, not more than thirty (30) days from the date of receipt of the notice by the Company, as shall be designated in such notice, or at such time, place and manner as may be agreed upon by the Company and the person or persons exercising the option. Upon exercise of the option and payment as provided above, the Optionee shall become a shareholder of the Company as to the Shares acquired upon such exercise.

  9.
  Exercise of Options.

        Each option granted under the 2000 Stock Option Plan shall, subject to Section 6, Section 10(b) and Section 12 hereof, be exercisable at such time or times and during such period as determined by the Compensation Committee which shall be set forth in the Agreement; provided, however, that no option granted under the 2000 Stock Option Plan shall have a term in excess of ten (10) years from the date of grant.

        To the extent that an option to purchase shares is not exercised by an Optionee when it becomes initially exercisable it shall not expire but shall be carried forward and shall be exercisable on a cumulative basis, until the expiration of the exercise period. No partial exercise may be made for less than fifty (50) full shares of Common Stock.

        Notwithstanding the foregoing, the Compensation Committee may in its discretion accelerate the exerciseability of any option subject to such terms and conditions as the Compensation Committee deems necessary and appropriate.

  10.
  Term of Options; Exerciseability.

  (a)
  Term.

  (1)
  Each option shall expire not more than ten (10) years from the date of the granting thereof, but shall be subject to earlier termination as herein provided. Certain options may expire after five (5) years to comply with section 5 (e) of the Plan.

  (2)
  Except as otherwise provided in this Section 10, an option granted to any employee who ceases to be an employee of the Company, or an option granted to any other Optionee who ceases to have the same relationship with the Company or one of its subsidiaries which was in effect on the date the option was granted, shall terminate immediately on the date such Optionee ceases to be an employee, or ceases to have such relationship with the Company or one of its subsidiaries, or on the date on which the option expires by its terms, whichever occurs first.

  (3)
  If such termination of employment or relationship is because the Optionee has become permanently disabled (within the meaning of Section 22(e)(3) of the Code), such option shall terminate thirty (30) days after the date such Optionee ceases to be an employee or to have such relationship, or on the date on which the option expires by its terms, whichever occurs first.

  (4)
  In the event of the death of any Optionee, any option granted to such Optionee shall terminate ninety (90) days after the date of death, or on the date on which the option expires by its terms, whichever occurs first.

  (5)
  Notwithstanding subparagraphs (2), (3) and (4) above, the Compensation Committee shall have the authority to extend the expiration date of any outstanding option in circumstances in which it deems such action to be appropriate, provided that no such extension shall extend the term of an option beyond the date on which the option would have expired if no termination of the Optionee's employment or relationship with the Company or its subsidiary had occurred.

  (b)
  Exerciseability.

        An option granted to an Optionee who ceases to be an employee, or ceases to have the same relationship with the Company or one of its subsidiaries which was in existence on the date the option was granted shall be exercisable only to the extent that the right to purchase shares under such option has accrued and is in effect on the date such Optionee ceases to be an employee, or ceases to have such relationship with the Company or one of its subsidiaries.

  11.
  Options Not Transferable.

        The right of any Optionee to exercise any option granted to him or her shall not be assignable or transferable by such Optionee otherwise than by will or the laws of descent and distribution, and any such option shall be exercisable during the lifetime of such Optionee only by him or her. Any option granted under the 2000 Stock Option Plan shall be null and void and without effect upon the bankruptcy of the Optionee to whom the option is granted, or upon any attempted assignment or transfer, except as herein provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, divorce, trustee process or similar process, whether legal or equitable, upon such option.

  12.
  Recapitalizations, Reorganizations and the Like.

  (a)
  In the event that the outstanding shares of the Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of shares as to which options may be granted under the 2000 Stock Option Plan and as to which outstanding options or portions thereof then unexercised shall be exercisable to the end that the proportionate interest of the Optionee shall be maintained as before the occurrence of such event; such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the option price per share.

  (b)
  In addition, unless otherwise determined by the Board in its sole discretion, in the case of any (i) sale or conveyance to another entity of all or substantially all of the property and assets of the Company, including, without limitation, by way of merger or consolidation, or (ii) Change in Control (as hereinafter defined) of the Company, the purchaser(s) of the Company's assets or stock may, in his, her or its discretion, deliver to the Optionee the same kind of consideration that is delivered to the shareholders of the Company as a result of such sale, conveyance or Change in Control, or the Board may cancel all outstanding options in exchange for consideration in cash or in kind which consideration in both cases shall be equal in value to the value of those shares of stock or other securities the Optionee would have received had the option been exercised (to the extent then exercisable) and no disposition of the shares acquired upon such exercise been made prior to such sale, conveyance or Change in Control, less the option price therefor. Upon receipt of such consideration by the Optionee, his or her option shall immediately terminate and be of no further force and effect. The value of the stock or other securities the Optionee would have received if the option had been exercised shall be determined in good faith by the Board, and in the case of shares of the Common Stock of the Company, in accordance with the provisions of Section 7 hereof. The Board shall also have the power and right to accelerate the exerciseability of any options, notwithstanding any limitations in this 2000 Stock Option Plan or in the Agreement upon such a sale, conveyance or Change in Control. Upon such acceleration, any options or portion thereof originally designated as incentive stock options that no longer qualify as incentive stock options under Section 422 of the Code as a result of such acceleration shall be redesignated as non-qualified stock options. A "Change in Control" shall be deemed to have occurred if any person, or any two or more persons acting as a group, and all affiliates of such person or persons, who prior to such time owned less than twenty percent (20%) of the then outstanding Common Stock of the Company, shall acquire, whether by purchase, exchange, tender offer, merger, consolidation or otherwise, such additional shares of the Company's Common Stock in one or more transactions, or series of transactions, such that following such transaction or transactions, such person or group and affiliates beneficially own at least fifty percent (50%) of the Company's Common Stock outstanding.

  (c)
  Upon dissolution or liquidation of the Company, all options granted under this 2000 Stock Option Plan shall terminate, but each Optionee (if at such time in the employ of or otherwise associated with the Company or any of its subsidiaries) shall have the right, immediately prior to such dissolution or liquidation, to exercise his or her option to the extent then exercisable.

  (d)
  No fraction of a share shall be purchasable or deliverable upon the exercise of any option, but in the event any adjustment hereunder of the number of shares covered by the option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.

  13.
  No Special Employment or Other Rights.

        Nothing contained in the 2000 Stock Option Plan or in any option granted under the Plan shall confer upon any Optionee right with respect to the continuation of his or her employment or other relationship by the Company (or any subsidiary) or interfere in any way with the right of the Company (or any subsidiary), subject to the terms of any separate employment or other agreement, at any time to terminate such employment or other relationship or to increase or decrease the compensation of the option holder from the rate in existence at the time of the grant of an option. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment or another relationship shall be determined by the Compensation Committee at the time.

  14.
  Withholding.

        The Company's obligation to deliver shares upon the exercise of any option granted under the 2000 Stock Option Plan and any payments or transfers under Section 12 hereof shall be subject to the Optionee's satisfaction of all applicable Federal, state and local income, excise, employment and any other tax withholding requirements. All non-U.S. Optionees must pay all applicable employee and employers wage and other withholding taxes in advance of receiving shares upon exercise of any vested option.

  15.
  Restrictions on Issue of Shares.

  (a)
  Notwithstanding the provisions of Section 8, the Company may delay the issuance of shares covered by the exercise of an option and the delivery of a certificate for such shares until one of the following conditions shall be satisfied:

  (i)
  The shares with respect to which such option has been exercised are at the time of the issue of such shares effectively registered or qualified under applicable Federal and state securities acts now in force or as hereafter amended; or

  (ii)
  Counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such shares are exempt from registration and qualification under applicable Federal and state securities acts now in force or as hereafter amended.

  (b)
  It is intended that all exercises of options shall be effective, and the Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to qualify shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purpose of covering the issue of shares in respect of which any option may be exercised, except as otherwise agreed to by the Company in writing.

  16.
  Purchase for Investment; Rights of Holder on Subsequent Registration.

        Unless the shares to be issued upon exercise of an option granted under the 2000 Stock Option Plan have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, the Company shall be under no obligation to issue any shares covered by any option unless the Optionee, in whole or in part, shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring the shares issued pursuant to such exercise of the option for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, or any other applicable law, and that if shares are issued without such registration, a legend to this effect may be endorsed upon the securities so issued. In the event that the Company shall, nevertheless, deem it necessary or desirable to register under the Securities Act of 1933 or other applicable statutes any shares with respect to which an option shall have been exercised, or to qualify any such shares for exemption from the Securities Act of 1933 or other applicable statutes, then the Company may take such action and may require from each Optionee such information in writing for use in any registration statement, supplementary registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors and controlling persons from such holder against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

  17.
  Modification of Outstanding Options.

        The Board may authorize the amendment of any outstanding option with the consent of the Optionee when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of this 2000 Stock Option Plan.

  18.
  Approval of Stockholders.

        The 2000 Stock Option Plan shall be subject to approval by the vote of stockholders holding at least a majority of the voting stock of the Company present, or represented, and entitled to vote at a duly held stockholders' meeting, or by written consent of the stockholders as provided for under applicable state law, within twelve (12) months after the adoption of the 2000 Stock Option Plan by the Board of Directors and shall take effect as of the date of adoption by the Board of Directors upon such approval. The Compensation Committee may grant options under the 2000 Stock Option Plan prior to such approval, but any such option shall become effective as of the date of grant only upon such approval and, accordingly, no such option may be exercisable prior to such approval.

  19.
  Termination and Amendment.

        Unless sooner terminated as herein provided, the 2000 Stock Option Plan shall terminate ten (10) years from the date upon which the 2000 Stock Option Plan was duly adopted by the Board. The Board may at any time terminate the 2000 Stock Option Plan or make such modification or amendment thereof as it deems advisable; provided, however, that except as provided in this Section 19, the Board may not, without the approval of the stockholders of the Company obtained in the manner stated in Section 18, increase the maximum number of shares for which options may be granted or change the designation of the class of persons eligible to receive options under the 2000 Stock Option Plan, or make any other change in the 2000 Stock Option Plan which requires stockholder approval under applicable law or regulations.

  20.
  Reservation of Stock.

        The Company shall at all times during the term of the 2000 Stock Option Plan reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of the 2000 Stock Option Plan and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

  21.
  Limitation of Rights in the Option Shares.

        An Optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the options except to the extent that the option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued theretofore and delivered to the Optionee.

  22.
  Notices.

        Any communication or notice required or permitted to be given under the 2000 Stock Option Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, if to the Company, to its principal place of business, attention: Treasurer, and, if to an Optionee, to the address as appearing on the records of the Company.

Appendix C

BRUKER AXS INC.
Proxy Card

Annual Meeting of Stockholders
May 7, 2002

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE]

1. Election of Directors:
FOR	WITHHOLD	FOR ALL EXCEPT (STRIKE A LINE THROUGH NOMINEE NAME)
☐	☐	☐
Nominees: Martin Haase, Taylor J. Crouch
2. To consider and act upon a proposal to amend the Bruker AXS 2000 Stock Option Plan to increase the number of shares of common stock reserved for issuance thereunder by 500,000 shares.
FOR	AGAINST	ABSTAIN
☐	☐	☐
3. To consider and act upon a proposal to amend the Bruker AXS 2000 Stock Option Plan to limit yearly option grants such that no employee shall be granted, during any calendar year, options to purchase more than 100,000 shares of common stock.
FOR	AGAINST	ABSTAIN
☐	☐	☐
4. To consider and act upon a proposal to ratify, confirm and approve the selection of PricewaterhouseCoopers LLP as the independent certified public auditors of the Company for fiscal 2002.
FOR	AGAINST	ABSTAIN
☐	☐	☐

I plan to attend in person	☐	Mark box at right if you have comments
I do not plan to attend in person	☐	or if your address has changed	☐
HAS YOUR ADDRESS CHANGED?		DO YOU HAVE COMMENTS?

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD RECOMMENDS AN AFFIRMATIVE VOTE ON ALL PROPOSALS SPECIFIED. SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR PROPOSALS 2, 3 AND 4 AS SET FORTH IN THE PROXY STATEMENT.

C-1

PLEASE VOTE, DATE AND SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

Date:

, 2002

Stockholder sign here

Co-owner sign here

Please sign exactly as your name(s) appear(s) on the Proxy. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

C-2

QuickLinks

BRUKER AXS INC. 5465 East Cheryl Parkway Madison, WI 53711 (608) 276-3000
BRUKER AXS INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
BRUKER AXS INC.
PROXY STATEMENT
RECORD DATE AND VOTING SECURITIES
PROPOSAL 1 ELECTION OF DIRECTORS
BOARD COMMITTEES AND MEETINGS
COMPENSATION OF DIRECTORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SUMMARY OF EXECUTIVE COMPENSATION
Summary Compensation Table
Aggregate Option Exercises in Last Fiscal Year and Option values as at December 31, 2001
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION (1)
PERFORMANCE GRAPH (1)
PROPOSAL 2 APPROVAL OF AMENDMENT TO THE OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 500,000 SHARES
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE OPTION PLAN TO INCREASE THE NUMBER SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 500,000 SHARES
PROPOSAL 3 APPROVAL OF AMENDMENT TO THE OPTION PLAN TO LIMIT YEARLY OPTION GRANTS
Securities Authorized for Issuance under Equity Compensation Plans
REPORT OF THE AUDIT COMMITTEE (1)
PROPOSAL 4 RATIFICATION OF INDEPENDENT PUBLIC AUDITORS
TIME FOR SUBMISSION OF STOCKHOLDER PROPOSALS
OTHER MATTERS
10-K REPORT
VOTING PROXIES
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF BRUKER AXS INC. AS ADOPTED BY THE BOARD OF DIRECTORS ON JUNE 12, 2000
BRUKER AXS INC. AMENDED AND RESTATED 2000 STOCK OPTION PLAN
BRUKER AXS INC. Proxy Card
Annual Meeting of Stockholders May 7, 2002